November 29, 2013

SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary
Shares
evidenced by
The American
Depositary
Receipt of
Bankia S.A.
 File No. 333187129



Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts are to be issued, we
attach a copy of the new
prospectus Prospectus reflecting
the change in ratio from 1 ADS
1 Ordinary Share to 1 ADS  10
Ordinary Shares.

As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate for Bankia S.A.

The Prospectus has been revised
to reflect the new ratio

One 1 American Depositary
Share represents Ten 10
Shares


Please contact me with any
questions or comments at 212
8152122.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division

Encl.

CC Paul Dudek, Esq. Office of
International Corporate Finance






Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286